Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 19, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Report to Shareholders of Manning & Napier Fund, Inc.- Core Bond Series, Diversified Tax Exempt Series, Dynamic Opportunities Series, Emerging Markets Series, Equity Income Series, Global Fixed Income Series, High Yield Bond Series, International Series, New York Tax Exempt Series, Ohio Tax Exempt Series, Real Estate Series, Strategic Income Conservative Series, Strategic Income Moderate Series, Unconstrained Bond Series and World Opportunities Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Custodian, Independent Registered Public Accounting Firm, and Counsel” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
April 27, 2016